Exhibit 10.1

LETTER OF INTENT
FOR ASSETS REORGANIZATION OF PAY BY THE DAY HOLDINGS INC, HEREINAFTER “PBDH”.

March 10, 2010

This Memorandum summarizes the principal terms of a series of proposed transactions involving the entities listed on Exhibit A ("Participating Entities"). This Memorandum of Terms is intended solely as a summary of the terms that are currently proposed by the parties and shall not constitute a binding agreement except for the provisions under “Fees and Expenses”, "Exclusive Negotiations", "Confidentiality," and “Access”, which are intended and shall be the binding agreement of the parties. It is understood that any party may, at any time prior to execution of a definitive agreement, propose different or additional terms as may be necessary to achieve the overall plan as set out in the exhibits hereto. This Memorandum refers to entities that will be formed prior to or upon execution of a final agreement.

(1)	PURPOSE

The purpose of the transaction is for PBDH to:

a.
acquire from Oteegee IPR Ltd , through Oteegee USA Holdings LLC and from Grail Semiconductor the North American exploitation rights in and to the Targeted Assets described in Exhibit D, such rights to be exercised by PBDH by and through its subsidiaries; and

b.	acquire from Oteegee International Holdings Ltd a substantial minority interest in the international exploitation rights in and to the Targeted Assets

(all such parties being Participating Entities) and for that purpose to execute together with the other Participating Entities substantially the steps set out in this Memorandum.

In this Memorandum all the material parties referred to are Participating Entities, all the material assets referred to are Targeted Assets and “the enterprise” means the joint project to be undertaken as envisaged herein.

(2)	CAPITALIZATION

a.
Preliminary Funding:(a) PBDH undertakes to raise $100,000 for QIC Innovations LLC (to be formed as a PBDH subsidiary) for a license to use a proprietary distributive operating platform (OP) and to purchase and set up a server that runs on the OP for enterprise-wide in-house use and for the development and operation of the 4DRD rendering engine, applications and services according to the terms of a Use License and Product Development Agreement (the exact terms of which are to be negotiated during the diligence period). (b) PBDH undertakes to raise an additional $150,000 secured by convertible notes collateralized against private shares in the funded assets to cover administrative and other organizational expenses of non-PBDH entities to further the enterprise.

Letter of Intent for Assets Reorganization of Pay By The Day Holdings Inc.

b.
First Phase Funding: During a 120 day due diligence period (which may be extended by agreement), PBDH will provide funding for the enterprise of approximately $1M to $3.5M secured by convertible notes collateralized against private shares in the funded assets, for the uses as approximated in Exhibit B (“Approximate Use of First Phase Funds”).

c.
Second Phase Funding: If PBDH acquires the exclusive asset exploitation licenses of Oteegee USA Holdings and assets of Grail as proposed herein, PBDH will undertake to provide through a public offering to be made as soon as practicable after closing, Second Phase funding of approximately $22,750,000 for the enterprise as represented in Exhibit C ("Approximate Use of Second Phase Funds").

(3)	ENTITY FORMATION

a.
Prior to the closing, PBDH will complete a name change to Oteegee Innovations Inc. During the diligence period, Oteegee Innovations Inc will create the following wholly owned subsidiary Nevada companies: Solar Utilities America LLC, Anew Organics America LLC, 4DRD America LLC, QIC Chip LLC and QIC Innovations LLC.

b.
Also during the diligence period, Entrepreneurs International Limited, a private Hong Kong-based incubator for entrepreneurs and start-ups and an international service platform provider, will form Oteegee International Holdings Ltd as a Hong Kong company specifically to act in collaboration with Oteegee IPR Ltd as a holding and management vehicle for the international development and distribution rights in the Targeted Assets. During the due diligence period, Oteegee International Holdings Ltd will create the following wholly owned subsidiary Hong Kong companies: Oteegee Innovations International Ltd., Solar Utilities International Ltd, Anew Organics International Ltd, 4DRD International Ltd, and QIC Innovations International Ltd.

c.
Prior to closing, Oteegee IPR Ltd will be formed by, among others, those owning the IP rights to the assets listed for Oteegee IPR Ltd on Exhibit D (“Targeted Assets”). (As an alternative structure, Oteegee IPR may be formed as a segregated portfolio company (SPC) if appropriate.)

d.	Prior to the closing, Oteegee IPR Ltd will form Oteegee USA Holdings LLC to, among other things, hold the North American license rights to Oteegee IPR’s intellectual property.

e.	Prior to closing, the parties will cooperate to form Off the Grid America Inc, as a US 501(c)(3) non-profit, or as a L3C, whichever is most appropriate.

(4)	NORTH AMERICAN TRANSACTIONS

a.	Pay By The Day Holdings will complete a name change to Oteegee Innovations Inc.

b.	Oteegee IPR Ltd will form Oteegee USA Holdings LLC.

Letter of Intent for Assets Reorganization of Pay By The Day Holdings Inc.

c.
Oteegee IPR Ltd will issue to Oteegee USA Holdings LLC an exclusive license limited to North America for the following IP: Solar Thermal Collector, Thermo-Electric Generator, Hydrogen from Water Generator, Liquid Hydride, Water Desalination/Purification technology, Mixing Tank and 4DRD rendering engine and applications; under the license, Oteegee IPR Ltd will receive license fee(s). The IPR listed under Anew Organics on Exhibit E (“Asset Reorganization”) will also be licensed to Oteegee USA Holdings LLC, whether by Oteegee IPR Ltd or an entity formed for that purpose.

d.
The license agreement will include provisions for Oteegee IPR Ltd to undertake coordination and facilitation of North American and International development and distribution efforts in return for a management fee.

e.
Oteegee Innovations Inc will be responsible for all costs for the enterprise until it delivers to Oteegee Innovations International proof of concept of each technology to allow Oteegee Innovations International to raise development funds in its own territory; and Oteegee Innovations International will agree to repay (a) all such costs expended expressly for Oteegee Innovations International, and (b) a reasonable share of all costs related to generic product development.

f.
Oteegee Innovations Inc will acquire the assets of Grail Semiconductor by a tax-free assets-for-shares reorganization by which Oteegee Innovations Inc will acquire all Grail IPR and related legal claims and will assume all Grail liabilities in exchange for shares of Oteegee Innovations Inc.

g.
Oteegee USA Holdings LLC will assign the exclusive North American license to Oteegee Innovations Inc for all N America IP rights then held by Oteegee USA Holdings LLC in exchange for shares of Oteegee Innovations Inc as represented in Exhibit F (“Approximate Shareholder Equity”). OTG IPR Ltd will be a party to the assignment to affirm the direct rights and obligations between it and Oteegee Innovations Inc.

h.	Oteegee Innovations Inc will form as wholly owned subsidiaries:

i.	Solar Utilities America LLC to exercise the N America license of all solar, electricity, hydrogen and water related technology from Oteegee USA Holdings LLC.

ii.	Anew Organics America LLC to exercise the N America license of all food and nutraceutical related technology from Oteegee USA Holdings LLC.

iii.	4DRD America LLC to exercise the N America license with the OP Company to use its proprietary distributive operating platform (OP) for the 4DRD rendering engine, applications and services.

iv.
QIC Chip LLC to serve as assignee of all Grail Semiconductor assets; QIC Chip LLC will license to QIC Innovations LLC the rights to use and develop the technology for US 6,642,552 and related patents in exchange for a 15% royalty.

v.	QIC Innovations LLC to exercise N America license:

1.	from the OP Company to use its proprietary distributive operating platform (OP) to run the enterprise server,

Letter of Intent for Assets Reorganization of Pay By The Day Holdings Inc.

2.	from QIC Chip LLC to use and develop technology for US 6,642,552 and related patents.

Summary North American Transactions

Oteegee Innovations Inc will receive:	Oteegee Innovations Inc will give:
Exclusive license to N American rights to all IPR held by Oteegee USA Holdings LLC.	Approximately 12.58% of Oteegee Innovations Inc to Oteegee USA Holdings LLC.
All Grail Semiconductor IPR and related legal claims.	Approximately 4.67% of Oteegee Innovations Inc to Grail Semiconductor minority shareholders.
Approximately 49% of Oteegee Innovations International Ltd.	-Approximately 42.75% of Oteegee Innovations Inc to Oteegee International Holdings Ltd. -financial support to Oteegee Innovations International Ltd.
License with the OP Company to use a proprietary distributive operating platform (OP) for enterprise-wide in-house use and for the development and operation of the 4DRD rendering engine, applications and services.
Consideration per the license agreement.

(5) INTERNATIONAL TRANSACTIONS

a.	Entrepreneurs International Limited will form Oteegee International Holdings Ltd as a wholly owned subsidiary to operate as a holding company and coordinating entity.

b.
Oteegee IPR Ltd will issue an exclusive license to Oteegee International Holdings Ltd for all international rights for the following IP: Solar Thermal Collector, Thermo-Electric Generator, Hydrogen from Water Generator, Liquid Hydride, Water Desalination/Purification technology, Mixing Tank and 4DRD rendering engine and applications; under the license, Oteegee IPR Ltd will receive license fee(s). The IPR listed under Anew Organics on Exhibit D (“Targeted Assets”) will also be licensed to Oteegee International Holdings Ltd, whether by Oteegee IPR Ltd or an entity formed for that purpose. In exchange, Oteegee International Holdings Ltd will:

i.	covenant to fund the international side of the enterprise,

ii.	share the cost of development post-proof of concept of each technology.

iii.	distribute throughout its territory

iv.	pay to Oteegee IPR Ltd 9.6% royalty resulting from licensed IPR, and

v.	grant to Oteegee IPR Ltd the right to 50% representation on the Boards of Oteegee International Holdings, Oteegee Innovations International Ltd and all subsidiaries thereof.

c.	Oteegee International Holdings Ltd will enter a services agreement with Oteegee IPR Ltd for coordination and facilitation of International and North American efforts.

Letter of Intent for Assets Reorganization of Pay By The Day Holdings Inc.

d.
Oteegee International Holdings Ltd will coordinate the formation of Oteegee Innovations International Ltd (HK) and grant directly to its subsidiaries exclusive sub-licenses to all international rights as received from Oteegee IPR Ltd. Oteegee Innovations International Ltd will be party to all such sub-licenses to covenant:

i.	to raise funds as required to develop and deploy the IP

ii.	to pay an equal share with Oteegee Innovations Inc of the management fees contracted to Oteegee IPR Ltd, and

iii.	to pay for the maintenance of the international patents;

iv.	to enforce performance as between the sub-licensor and each of the sub-licensees.

e.	Oteegee Innovations International Ltd will have as initial shareholders:

i.	approximately 49% to Oteegee Innovations Inc with Oteegee International Holdings Ltd receiving:

1.	approximately 42.75% of Oteegee Innovations Inc;

2.	funds necessary to pay for the maintenance of the IP rights;

3.	a loan to cover 50% of the management fees due to Oteegee IPR Ltd during the start-up phase.

4.	funds as may be required under (2) above.

ii.	approximately 21% to Oteegee International Holdings Ltd with Oteegee Innovations International receiving:

1.	exclusive sub-licenses (granted directly to its subsidiaries) to all Oteegee International Holdings’ IPR. See Exhibit E (“Assets Reorganization Chart”);

iii.	and Oteegee Innovations International assuming Oteegee International Holdings’ obligations:

1.	to pay to Oteegee IPR Ltd a 9.6% royalty on all gross profits from sales, and;

2.	to grant to Oteegee IPR Ltd the right to 50% representation on the boards of Oteegee Innovations International Ltd and all subsidiaries thereof

3.	10% non-diluted to Off the Grid Ltd (HK non-profit) as a donation (governed by the Covenant with the non-profit).

4.	20% reserved for third party private investment and/or public offering

f.	Oteegee Innovations International will establish as wholly owned subsidiaries:

i.	Solar Utilities International Ltd to exercise the international license to all solar, electricity, hydrogen and water related technology from Oteegee IPR Ltd.

Letter of Intent for Assets Reorganization of Pay By The Day Holdings Inc.

ii.	Anew Organics International Ltd to exercise the international license to all food and nutraceutical related technology from Oteegee IPR Ltd.

iii.
4DRD International Ltd to exercise the international license from Oteegee IPR Ltd for the 4DRD rendering engine, applications and services, and the international license from the OP Company for use of the operating platform.

iv.	QIC Innovations International Ltd to exercise the international license with the OP Company to use the operating platform for the enterprise server.

Summary of International Transactions

Oteegee Innovations International Ltd will receive:	Oteegee Innovations International Ltd will give:
License to international rights in all intellectual properties from Oteegee IPR Ltd through Oteegee International Holdings Ltd.	-approximately 9.6% royalty to Oteegee IPR Ltd. -payment of IP patent license fees to Oteegee IPR Ltd. - 50% of board seats to Oteegee IPR Ltd -fund raising to develop and deploy IP.
-approximately 42.75% of Oteegee Innovations Inc. -financial support from Oteegee Innovations Inc. -benefits of product development.	Approximately 49% of itself (Oteegee Innovations International Ltd) to Oteegee Innovations Inc.
Management services from Oteegee IPR Ltd.	50% of the management fees to Oteegee IPR Ltd.

Use of Proceeds

All of the proceeds from the transactions contemplated hereby will be used to support the development and deployment of the enterprise’s products and services as represented in Exhibit D (“Targeted Assets”).

Capitalization

Funding of approximately $26.5M for the enterprise as represented in Exhibit C.

Exclusive Negotiations

From the date of this memorandum of terms until the earlier of (1) June 30, 2010 or (2) mutual written termination of our negotiations, neither the parties nor any of their respective equity holders, managers, directors, officers, employees or representatives will, directly or indirectly, solicit or participate in negotiations or such discussions with any person or entity other than PBDH with respect to any investment or recapitalization or acquisition as described herein, with the exception of investment(s) in Oteegee Innovations International. If the parties hereto have not closed $1,000,000 of the proposed First Phase financing by June 30, 2010, but continue to negotiate in good faith toward a closing, then the exclusivity period shall automatically be extended for an additional thirty (30) days. Notwithstanding anything in this paragraph, if the Preliminary funding is not forthcoming within 30 days, any party may terminate the negotiations in writing to all signatories.

Letter of Intent for Assets Reorganization of Pay By The Day Holdings Inc.

Confidentiality

None of the parties will issue any press release or other public announcement concerning the investment contemplated hereby without the approval of all others, and the parties will not disclose the existence or terms of this Memorandum to any person other than their respective managers, directors, officers, financial advisors, accountants and attorneys without the written consent of PBDH, Grail Semiconductor, Oteegee USA Holdings LLC and Entrepreneurs International Ltd.

Access

During the period described in the paragraph entitled “Exclusive Negotiations,” the parties will mutually provide, at reasonable times and locations, and upon reasonable notice, access to its (i) properties, books, records, accounts and documents (except for Trade secret and filed and unfiled patentable materials not already in the public domain), (ii) employees, agents and advisors and (iii) customers, vendors, sales representatives and others having significant relationships with each party. During such period, each party will operate only in the ordinary course of business and shall not make any distributions or dividends (other than any required tax and filing distributions).

Finders

Each party shall indemnify all other parties for any finder's fees for which they are respectively responsible.

Fees and Expenses

PBDH shall be responsible for all fees and expenses it incurs for itself and its subsidiaries. As described above at A(1)(b), PBDH will provide $150,000 to cover administrative and other organizational expenses for non-PBDH entities, including, but not limited to, reasonable legal and accounting fees and expenses. All payments made by PBDH for non-PBDH entities will be secured by convertible notes. If a closing does not occur, the notes will convert to equity according to the terms of the respective note, and such conversion will be the sole recourse of PBDH for all such expenditures. If a closing occurs for the transactions contemplated hereby, those notes will be cancelled.

-  signature page follows -

Letter of Intent for Assets Reorganization of Pay By The Day Holdings Inc.

If the foregoing is acceptable, please countersign below where indicated. This is solely an expression of the current intent of the parties and is not binding on either party, except that the Fees and Expenses, Exclusive Negotiations, Confidentiality and Access provisions are intended to be and shall be binding in consideration for continuing to work toward a potential transaction. No party shall be bound to undertake a transaction unless and until the parties negotiate, execute and deliver definitive agreements. This letter will expire and have no further force or effect if it is not countersigned and delivered to PBDH by 5:00 p.m., Pacific Time, on March 11, 2010.

Accepted:

For: Oteegee USA Holdings LLC (to be formed):		Pay By The Day Holdings Inc.:

By:	/s/ Robert Stern	By:	/s/ Jordan Starkman
Name:	Robert Stern	Name	Jordan Starkman

For: Oteegee USA Holdings LLC (to be formed):		Entrepreneurs International Ltd:

By:	/s/ Donald Stern	By:	/s/ Liza Chan
Name:	Donald Stern	Name	Liza Chan

Grail Semiconductor:		Entrepreneurs International Ltd:

By:	/s/ Robert Stern	By:	/s/ Guy Sagy
Name:	Robert Stern	Name	Guy Sagy

For: Oteegee IPR Ltd (to be formed):		For: Oteegee International Holdings Ltd (to be formed):

By:	/s/ Robert Stern	By:	/s/ Liza Chan
Name:	Robert Stern	Name	Liza Chan

For: Oteegee IPR Ltd (to be formed):		For: Anew Organics LLC (to be formed):

By:	/s/ Donald Stern	By:	/s/ Philip Maffetone
Name:	Donald Stern	Name	Philip Maffetone

“Distributive Operating Platform Co.”:		For: Anew Organics LLC (to be formed):

By:	/s/ Donald Stern	By:	/s/ Robert Stern
Name:	Donald Stern	Name	Robert Stern

For: Anew Organics LLC (to be formed):

By:	/s/ Donald Stern
Name	Donald Stern

Letter of Intent for Assets Reorganization of Pay By The Day Holdings Inc.

EXHIBIT A (“Participating Entities”)

Name and Status	Authorized Signatory or Prospective Incorporator
Oteegee Innovations Inc (fka Pay By The Day Holdings)	Jordan Starkman
Oteegee USA Holdings LLC* (Nevada limited liability company)	Robert Stern, Donald Stern
Oteegee IPR Ltd* (Nevada limited liability company)	Robert Stern, Donald Stern
Entrepreneurs International Ltd. (Hong Kong company)	Liza Chan, Guy Sagy
Oteegee International Holdings Ltd* (Hong Kong company)	Liza Chan
Grail Semiconductor (California corporation)	Robert Stern
“Distributive Operating Platform Company”* (To Be Arranged)	Donald Stern
Anew Organics LLC* (Nevada limited liability company)	Philip Maffetone, Robert Stern, Donald Stern

*Entities to be formed during the due diligence period and to accede to this Letter of Intent upon incorporation.

Letter of Intent for Assets Reorganization of Pay By The Day Holdings Inc.

Exhibit B (“Approximate Use of First Phase Funds”)

Letter of Intent for Assets Reorganization of Pay By The Day Holdings Inc.

Exhibit C (“Approximate Use of Second Phase Funds”)

Letter of Intent for Assets Reorganization of Pay By The Day Holdings Inc.

Exhibit D (“Targeted Assets”)

(1)	Assets for which licenses will be acquired from OTG USA Holdings Inc by means of Assets - for - Shares exchange:

a.	Assets exploited under the brand “Solar Utilities”:

1.	Solar Thermal Collector

2.	Thermo-electric Generator

3.	Hydrogen from water generator

4.	Liquid Hydride

5.	Water Desalination and Purification

6.	Water Mining for elements and minerals

b.	Assets exploited under the brands “QIC” and “4DRD”

1.	QIC Chip Design Software

2.	QIC Chip Applications Development

3.	QIC Server

4.	4DRD 3D Rendering Engine and Applications

c.	Assets exploited under the brand “Anew Organics”

1.	Natural Food & Health Technologies (including Mixing Tank), Formulas, Products & Services

(2)	Assets to be acquired from Grail Semiconductor by means of Assets – for – Shares exchange:

a.	Quantum Inductive Capacitance;

b.	Grail’s Intellectual Property Infringement Claims

Letter of Intent for Assets Reorganization of Pay By The Day Holdings Inc.

Exhibit E (“Assets Reorganization Chart”)

Assets Reorganization

Oteegee Innovations Inc. (OTC / TSX)
Solar Utilities America LLC (Nevada)
Anew Organics America LLC (Nevada)
4DRD America LLC (Nevada)
QIC Innovations LLC (Nevada)
Licensee of Grail Assets
License to use & Develop US6,642,552 & related patents for 15% royalty
QIC Chip LLC (Nevada)
Assignee of Grail Assets
Inventors
Inject IP Rights
Oteegee IPR Ltd. (BVI)
International Rights for 9.6% Royalty
N. American Rights
Oteegee USA Holdings LLC (Nevada)
Inventors & Seed Investors
Grail Semiconductor (California)
Minority Shareholders
Oteegee International Holdings Ltd. (Hong Kong)
Oteegee Innovations International Ltd. (Hong Kong)
Solar Utilities International Ltd. (Hong Kong)
Anew Organics International Ltd. (Hong Kong)
4DRD International Ltd. (Hong Kong)
QIC Innovations International Ltd. (Hong Kong)
X
Oteegee USA Holdings and Grail Semiconductor will be wound up on completion of assets-for-shares exchanges
IPR Flow
N. American
International

Letter of Intent for Assets Reorganization of Pay By The Day Holdings Inc.

Exhibit F (“Approximate Shareholder Equity Chart”)

Shareholder Equity

Off the Grid America Inc. (U.S. non-profit 501(C)(3))
Entrepreneurs International Ltd. (HK non-profit)
Off the Grid Ltd. (Hong Kong non-profit)
10% non-dilutable
10% non-dilutable
Public Shareholders
20%
100%
3rd Party Investors
20%
Oteegee USA Holdings Shareholders
12.58%
42.75%
Oteegee International Holdings Ltd. (Hong Kong)
21%
Original Oteegee Innovations Shareholders
10%
Grail Minority Shareholders
4.67%
Oteegee Innovations Inc. (OTC & TSX)
49%
Oteegee Innovations International Ltd. (Hong Kong)

These numbers have not been finalized and may change